SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 15, 2007

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Directors, Bruce W. Armstrong and Thaddeus Dupper

Effective June 19, 2007, the Board of Directors of the Company appointed Bruce W. Armstrong and Thaddeus Dupper to the Board of Directors, filling the remaining vacancies on the Board of Directors. Mr. Armstrong will serve until the 2009 Annual Meeting of Stockholders and Mr. Dupper will serve until the 2008 Annual Meeting of Stockholders, and until their successors are elected and have qualified, or until their respective earlier death, resignation or removal.   Mr. Armstrong will serve on the Company’s Compensation Committee and Nominating and Governance Committee, and may serve on additional committees, as determined by the Board of Directors.

Bruce W. Armstrong

Mr. Armstrong, 45, served as President and CEO of publicly-traded KNOVA Software (KNVS) from February 2005 to March 2007. KNOVA Software was acquired by Consona CRM in March 2007.  From November 2002 to February 2005, Mr. Armstrong served as President and CEO of privately-held Kanisa, a leading provider of customer service, self-service and intelligent search applications. From March 2000 to August 2002, Mr. Armstrong was a partner at Internet Capital Group (ICGE). Prior to March 2000, Mr. Armstrong was President and CEO of CMPnet; EVP of Sales & Marketing at Broadbase Software (now KANA); and VP & GM of the Server Products Group at Sybase. Mr. Armstrong started his career in June 1985 at Teradata Corporation, where he was named to lead the Enterprise Solutions Division after the company was acquired by AT&T/NCR. Mr. Armstrong has served on the boards of several private companies and currently serves on the boards of ITM Software, a leading provider of IT business management software, and The Bay School of San Francisco, an independent, coeducational college preparatory high school located in the Presidio of San Francisco.  He holds a Bachelor’s Degree in Computer Science from the University of California at Berkeley.

Thaddeus Dupper

Mr. Dupper, 50, currently serves as the President and CEO of the Company.  Biographical information about Mr. Dupper can be found on the Company’s website, www. evolving.com under “Company — Management Team,” as well as the Company’s Definitive Proxy Statement filed with the SEC on April 20, 2007.

Following the appointment of Mr. Armstrong and Mr. Dupper, the Company’s Board of Directors is composed of seven individuals:

Bruce W. Armstrong

Thaddeus Dupper

Stephen K. Gartside, Jr., Chairman of the Board

George A. Hallenbeck

Philip M. Neches

David J. Nicol

Steve B. Warnecke

Messrs. Armstrong, Neches, Nicol and Warnecke are independent directors under current NASDAQ listing standards for purposes of serving on the Board of Directors.

The Committees of the Board of Directors are composed of the following:

Audit Committee:  Messrs. Warnecke (Chairman), Neches and Nicol

Compensation Committee:  Messrs. Nicol (Chairman), Armstrong and Neches

Nominating & Governance Committee:  Messrs. Neches (Chairman), Armstrong and Nicol

On June 19, 2007, the Company entered into its standard indemnification agreement with Mr. Armstrong.  The Company has entered into indemnification agreements (“Indemnification Agreements”) with each of its Directors and executive officers.  Subject to the provisions of the Indemnification Agreements, the Company will indemnify and advance expenses to such Directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

Mr. Armstrong will receive compensation for serving as a Director in accordance with the Company’s current compensation plan for Directors.  Further information about the compensation payable to Directors can be found in the Company’s Definitive Proxy Statement filed with the SEC on April 20, 2007.   Mr. Dupper will not receive additional compensation for serving as a Director.

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2007, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of common stock from 25,000,000 to 40,000,000 and the total number of authorized shares of capital stock from 27,000,000 to 42,000,000.  On June 18, 2007, the Company filed an Amendment to Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (“Amendment”).  A copy of the Amendment is filed herewith as Exhibit 3.02

Item 7.01               Regulation FD Disclosure

On June 15, 2007, the Company issued a press release announcing the results of its 2007 Annual Meeting of Stockholders.  A copy of the press release is furnished herewith as Exhibit 99.1

On June 19, 2007, the Company issued a press release announcing the appointment of Bruce W. Armstrong and Thaddeus Dupper to the Board of Directors.  A copy of the press release is furnished herewith as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 20, 2007

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.02	Amendment to Certificate of Incorporation is filed herewith as Exhibit 3.02

99.1	Press Release Issued by Evolving Systems, Inc. (“Evolving Systems”) announcing the results of its 2007 Annual Meeting of Stockholders is furnished herewith as Exhibit 99.1.

99.2	Press Release Issued by Evolving Systems announcing the appointment of Bruce W. Armstrong and Thaddeus Dupper to the Board of Directors is furnished herewith as Exhibit 99.2